Exhibit 99.1

WMG Acquisition Corp. Announces Pricing of

$250 Million Additional Senior Secured Notes Offering

New York, NY – October 19, 2020 – Warner Music Group Corp. (“Warner Music Group” or “WMG”) today announced that through its wholly owned subsidiary, WMG Acquisition Corp. (the “Company”), it has priced a private offering (the “Offering”) of $250 million aggregate principal amount of additional 3.000% Senior Secured Notes due 2031 (the “Additional Notes”). The Additional Notes will be issued at a price equal to 97.501% of their face value plus accrued interest from August 12, 2020. The initial 3.000% Senior Secured Notes due 2031 were issued in an aggregate principal amount of $550 million on August 12, 2020 (the “Original Notes”). The Offering is expected to close on November 2, 2020, subject to customary closing conditions. The Additional Notes have been offered and sold in a private offering exempt from the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”). The Additional Notes have been offered and sold only to qualified institutional buyers pursuant to Rule 144A and to certain persons outside the United States pursuant to Regulation S, each under the Securities Act. The Company intends to use the net proceeds of the Offering to fund a portion of the aggregate cash consideration for certain acquisitions. The Company may also use the net proceeds of the Offering to redeem all or a portion of the Additional Notes at any time on one or more occasions on or prior to the fifth business day following December 18, 2020 (the “Special Optional Redemption Election Date”) by giving notice at least five business days prior to such time at the special optional redemption price equal to the issue price of the Additional Notes (excluding accrued interest for the period prior to the settlement date) plus 1% of the principal amount thereof together with accrued and unpaid interest on such Additional Notes from August 12, 2020 (or the most recent interest payment date on which interest was paid) to but excluding the redemption date, or for general corporate purposes.

The Additional Notes and the Original Notes will be treated as the same series for all purposes under the indenture following the fifth business day after the Special Optional Redemption Election Date. The Additional Notes have not been registered under the Securities Act and may not be offered or sold within the United States absent registration or an applicable exemption from the registration requirements.

This press release is for informational purposes only and is not an offer to sell or purchase nor the solicitation of an offer to sell or purchase securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any person to whom such an offer, solicitation or sale would be unlawful.

About Warner Music Group

With a legacy extending back over 200 years, Warner Music Group (WMG) today brings together artists, songwriters and entrepreneurs that are moving entertainment culture across the globe. Operating in more than 70 countries through a network of affiliates and licensees, WMG’s Recorded Music division includes renowned labels such as Asylum, Atlantic, Big Beat, Canvasback, Elektra, Erato, First Night, Fueled by Ramen, Nonesuch, Parlophone, Reprise, Rhino, Roadrunner, Sire, Spinnin’, Warner Records, Warner Classics and Warner Music Nashville. WMG’s music publishing arm, Warner Chappell Music, has a catalog of more than 1.4 million musical compositions spanning every musical genre, from the standards of the Great American Songbook to the biggest hits of the 21st century. Warner Music Group is also home to ADA, the independent artist and label services company, as well as consumer brands such as Songkick the live music app, EMP the merchandise e-tailer, and UPROXX the youth culture destination.

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. More information about Warner Music Group and other risks related to Warner Music Group are detailed in Warner Music Group’s most recent annual report on Form 10-K and its quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the Securities and Exchange Commission. Warner Music Group does not undertake an obligation to update forward-looking statements.

Warner Music Group maintains an Internet site at www.wmg.com. Warner Music Group uses its website as a channel of distribution of material Company information. Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com. In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email address through the “email alerts” section at http://investors.wmg.com. Warner Music Group’s website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Additional factors that may affect future results and conditions are described in Warner Music Group’s filings with the SEC, which are available at the SEC’s web site at www.sec.gov or at Warner Music Group’s website at www.wmg.com.

SOURCE: WMG

Media Contact:

James Steven

James.Steven@wmg.com

Investor Relations Contact:

Kareem Chin

Kareem.Chin@wmg.com